Exhibit 99.1

Press Release

Varian Reports Results for Fourth Quarter of Fiscal Year 2017

Fourth Quarter 2017 Summary

–	Oncology gross orders grew 7%
–	Booked 23 HalcyonTM orders, 50 orders since May launch
–	GAAP net earnings per diluted share from continuing operations of $0.89 including a $13 million loan impairment charge for California Proton Therapy Center; Non-GAAP of $1.09

Fiscal Year 2017 Summary

–	Oncology gross orders grew 7% driven mainly by software and service
–	Linear accelerator installed base grew 4%, now greater than 7,800 units
–	Launched Halcyon and HyperArcTM
–	Booked 6 Proton Therapy orders
–	GAAP net earnings per diluted share from continuing operations of $2.75; Non-GAAP of $3.60

PALO ALTO, Calif., Oct. 25, 2017 /PRNewswire/ -- Varian (NYSE:VAR),  the world's leading manufacturer of medical devices and software for treating and managing cancer, today announced its fourth-quarter and full-year fiscal 2017 results.  All fourth-quarter comparisons in this announcement are year-over-year unless noted otherwise.

Summary

($ in millions except EPS)	Q4 2017	Q4 2016	FY 2017	FY 2016
Revenues (from Continuing Operations)	$739.0	$747.2	$2,668.2	$2,621.1
Growth Reported	(1)%		2%
Growth Constant Currency	(2)%		2%
Gross Margin	42.1%	42.6%	43.3%	42.5%
GAAP Net Earnings (1)	$82.7	$94.3	$257.1	$325.3
GAAP Net Earnings per Diluted Share (1)	$0.89	$1.00	$2.75	$3.39
Net Cash Provided by Operating Activities	$129.6	$151.9	$399.1	$356.3
Non-GAAP Net Earnings (1) (2)	$100.6	$97.7	$335.1	$354.9
Non-GAAP Net Earnings per Diluted Share (1) (2)	$1.09	$1.03	$3.60	$3.70

(1)	GAAP Net Earnings and Earnings Per Diluted Share and Non-GAAP Net Earnings and Non-GAAP Earnings Per Diluted Share refer only to continuing operations. GAAP and Non-GAAP Earnings Per Diluted Share, for the quarter and fiscal year ended September 29, 2017, were calculated based on diluted shares of 92.6 million and 93.2 million, respectively. For the quarter and fiscal year ended September 30, 2016, the number of diluted shares was 94.5 million and 96.0 million, respectively.
(2)	Non-GAAP Net Earnings and Non-GAAP Earnings Per Diluted Share are defined as GAAP Net Earnings and GAAP Earnings Per Diluted Share adjusted to exclude the amortization of intangible assets, acquisition-related expenses and benefits, restructuring and impairment charges and significant litigation charges or benefits and legal costs.

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“We finished a transformative year for the company with a solid quarter highlighted by robust gross order growth,” said Dow Wilson, CEO of Varian. “During the year, we extended our industry leadership with successful launches of the Halcyon and HyperArc treatment platforms, grew our global footprint and continued to build capabilities to grow beyond our core market. We also booked two more proton orders in the quarter, bringing our total for the year to six.”

The company ended the quarter with $716 million in cash and cash equivalents and $350 million of debt. Net cash provided by operating activities was healthy at $130 million in the fiscal fourth quarter and $399 million for the fiscal year, supported by improved cash collections. During the fiscal fourth quarter, the company invested $25 million to repurchase 250,000 shares of common stock.

Gary Bischoping, Varian’s chief financial officer, added, “While the quarter’s profitability results came in short of our expectations, I’m pleased with our team’s ongoing operational and financial discipline. We have more work to do, but we made solid progress toward our long-term objectives. Our orders growth, improving gross margin rate this past year, and continued working capital efficiencies has me looking forward to our next fiscal year.”

Oncology Systems Segment
In the fiscal fourth quarter, Oncology revenues for the segment totaled $686 million, up 1 percent in dollars and in constant currency. For the full year, revenues were up 1 percent at $2.5 billion. Gross orders were $964 million, up 7 percent in dollars and in constant currency.  Gross orders in the Americas increased 1 percent in dollars and 2 percent in constant currency, with North America growing 8 percent in dollars. In EMEA, gross orders rose 32 percent in dollars and 29 percent in constant currency, to $321 million driven by robust growth in France, Germany, Poland and India; in APAC gross orders declined 10 percent in dollars and 9 percent in constant currency where strong growth across a majority of the region was offset by significant declines in Japan.

Proton Therapy Segment
Revenues in the fourth quarter were down 23 percent at $52 million. For the full year, revenues were up 12 percent at $182 million. In the quarter, the company booked orders totaling $74 million, including orders for ProBeam™ Compact projects in China and India. For the full fiscal year, proton therapy orders totaled $229 million, more than double the previous year.

Outlook for Full Fiscal Year 2018
We expect the following for fiscal year 2018:

•	Revenues to grow by 2 to 4 percent
•	Non-GAAP operating earnings to range between 18 and 19 percent of revenue
•	Non-GAAP net earnings per diluted share from continuing operations to be in the $4.20 to $4.32 range
•	Cash Flow from Operations to be between $475 million and $550 million

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We have assumed no change to share count year over year and a tax rate of 23 percent.

Please refer to “Discussion of Non-GAAP Financial Measures” below for a description of items excluded from expected non-GAAP earnings.

Investor Conference Call

Varian Medical Systems is scheduled to conduct its fourth quarter fiscal year 2017 conference call at

2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on our company’s web site at www.varian.com/investor where it will be archived for a year. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering confirmation code 13669524. The telephone replay will be available through 5 p.m. PT, Friday, October 27, 2017.

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About Varian Medical Systems
Varian Medical Systems focuses energy on saving lives and is the world's leading manufacturer of medical devices and software for treating and managing cancer. Headquartered in Palo Alto, California, Varian employs approximately 6,600 people at sites around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

FOR INFORMATION CONTACT:

Gary Bischoping (650) 424-5691

gary.bischoping@varian.com

J. Michael Bruff (650) 424-5163

Mike.bruff@varian.com

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, or earnings growth or other financial results; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the company’s assessment of the goodwill associated with its particle therapy business, risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s particle therapy business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the company’s assessment of the goodwill associated with its particle therapy business; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

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Varian Medical Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q4 2017	Q4 2016	FY 2017	FY 2016
Gross orders	$1,038.6	$936.2	$3,135.0	$2,829.2
Oncology Systems	964.3	897.9	2,905.8	2,724.5
Particle Therapy	74.3	38.3	229.2	104.7
Order Backlog	3,517.5	3,205.1	3,517.5	3,205.1
Revenues	739.0	747.2	2,668.2	2,621.1
Oncology Systems	686.5	679.0	2,485.7	2,458.0
Particle Therapy	52.5	68.2	182.5	163.1
Cost of revenues	427.7	428.4	1,512.6	1,508.2
Gross margin	311.3	318.8	1,155.6	1,112.9
As a percent of revenues	42.1%	42.6%	43.3%	42.5%
Operating expenses
Research and development	51.7	52.7	210.0	200.4
Selling, general and administrative	136.8	124.5	552.3	475.3
Impairment charges	13.1	—	51.4	2.2
Operating earnings	109.7	141.6	341.9	435.0
As a percent of revenues	14.8%	18.9%	12.8%	16.6%
Interest income, net	0.5	1.3	2.9	5.6
Earnings from continuing operations before taxes	110.2	142.9	344.8	440.6
Taxes on earnings	27.5	48.6	87.7	115.3
Net earnings from continuing operations	82.7	94.3	257.1	325.3
Net earnings (loss) from discontinued operations	—	23.5	(6.8)	77.4
Net earnings	82.7	117.8	250.3	402.7
Less: Net earnings attributable to noncontrolling interests	—	0.3	0.7	0.4
Net earnings attributable to Varian	$82.7	$117.5	$249.6	$402.3

Net earnings (loss) per share – basic
Continuing operations	$0.90	$1.00	$2.78	$3.41
Discontinued operations	—	0.25	(0.08)	0.81
Net earnings per share – basic	$0.90	$1.25	$2.70	$4.22

Net earnings (loss) per share – diluted
Continuing operations	$0.89	$1.00	$2.75	$3.39
Discontinued operations	—	0.24	(0.07)	0.80
Net earnings per share – diluted	$0.89	$1.24	$2.68	$4.19

Shares used in the calculation of net earnings per share:
Weighted average shares outstanding – basic	91.7	93.7	92.5	95.4
Weighted average shares outstanding – diluted	92.6	94.5	93.2	96.0

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Varian Medical Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 29,	September 30,
	2017	2016
(In millions)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$716.2	$811.4
Short-term investments	—	95.3
Accounts receivable, net	823.5	769.6
Inventories	439.7	442.4
Prepaid expenses and other current assets	199.8	141.1
Current assets of discontinued operations	11.1	355.6
Total current assets	2,190.3	2,615.4

Property, plant and equipment, net	255.3	258.6
Goodwill	222.6	220.0
Intangible assets	71.6	84.1
Deferred tax assets	138.8	136.8
Other assets	300.8	227.0
Non-current assets of discontinued operations	—	272.9
Total assets	$3,179.4	$3,814.8

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$162.3	$159.2
Accrued liabilities	394.7	383.6
Deferred revenues	640.6	608.6
Short-term borrowings	350.0	329.6
Current maturities of long-term debt	—	49.4
Current liabilities of discontinued operations	2.5	83.0
Total current liabilities	1,550.1	1,613.4
Long-term debt	—	286.9
Other long-term liabilities	130.0	155.8
Non-current liabilities of discontinued operations	—	4.2
Total liabilities	1,680.1	2,060.3

Redeemable noncontrolling interests of discontinued operations	—	10.3

Equity:
Varian stockholders’ equity:
Common stock	91.7	93.7
Capital in excess of par value	716.1	678.6
Retained earnings	756.0	1,069.0
Accumulated other comprehensive loss	(68.8)	(100.8)
Total Varian stockholders’ equity	1,495.0	1,740.5
Noncontrolling interests	4.3	3.7
Total equity	1,499.3	1,744.2
Total liabilities, redeemable noncontrolling interests and equity	$3,179.4	$3,814.8

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Discussion of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define non-GAAP operating earnings from continuing operations as operating earnings from continuing operations excluding amortization of intangible assets, restructuring charges, legal costs, impairment charges and acquisition-related expenses and benefits. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition-related expenses and benefits: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring and impairment charges: We incur restructuring and impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

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We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. Non-GAAP items are generally included in selling, general and administrative expenses, unless otherwise specified.

The following table reconciles GAAP and non-GAAP financial measures for Varian's continuing operations:

Varian Medical Systems, Inc. and Subsidiaries

Reconciliation between GAAP and Non-GAAP Financial Measures

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q4 2017	Q4 2016	FY 2017	FY 2016
Non-GAAP adjustments
Amortization of intangible assets (1)	$3.1	$1.9	$11.6	$6.6
Restructuring charges	3.8	(0.2)	12.6	3.5
Legal costs	—	3.4	16.4	24.6
Impairment charges	13.1	—	51.4	2.2
Other (2)	1.3	1.3	2.7	3.1
Total non-GAAP adjustments	21.3	6.4	94.7	40.0
Tax effects of non-GAAP adjustments	(3.4)	(3.0)	(16.1)	(10.5)
Total net earnings from continuing operations impact from non-GAAP adjustments	$17.9	$3.4	$78.6	$29.5
Operating earnings reconciliation
GAAP operating earnings from continuing operations	$109.7	$141.6	$341.9	$435.0
Total operating earnings from continuing operations impact from non-GAAP adjustments	21.3	6.4	94.7	40.0
Non-GAAP operating earnings from continuing operations	$131.0	$148.0	$436.6	$475.0
Net earnings and diluted net earnings per share reconciliation
GAAP net earnings from continuing operations attributable to Varian(3)	$82.7	$94.3	$256.5	$325.4
Total net earnings from continuing operations impact from non-GAAP adjustments	17.9	3.4	78.6	29.5
Non-GAAP net earnings from continuing operations attributable to Varian	$100.6	$97.7	$335.1	$354.9
GAAP net earnings per diluted share from continuing operations	$0.89	$1.00	$2.75	$3.39
Non-GAAP net earnings per diluted share from continuing operations	$1.09	$1.03	$3.60	$3.70
Shares used in GAAP and non-GAAP net earnings per diluted share calculation	92.6	94.5	93.2	96.0

(1) Includes $1.3 million, $1.1 million, $5.0 million and $4.6 million, respectively, in cost of revenues for the periods presented.

(2) Other includes acquisition-related expenses and benefits.

(3) Excludes immaterial net earnings (loss) from continuing operations attributable to noncontrolling interests for the periods presented.

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